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INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

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NORTHWESTERN MUTUAL SERIES FUND, INC.

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NORTHWESTERN MUTUAL SERIES FUND, INC.

Emerging Markets Equity Portfolio

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

June 16, 2017

To the Contract Owners:

We are pleased to notify you of changes involving the Emerging Markets Equity Portfolio (“Portfolio”), a series of Northwestern Mutual Series Fund, Inc. (the “Series Fund”).

The Series Fund’s Board of Directors (the “Board”) has approved the hiring of Aberdeen Asset Managers Limited (“Aberdeen”) to serve as sub-adviser to the Portfolio and, in conjunction with this, the Board has approved a new sub-advisory agreement (the “New Sub-Advisory Agreement”) between Aberdeen and Mason Street Advisors, LLC, the Portfolio’s investment adviser (“Mason Street Advisors”), on behalf of the Portfolio.

As was previously communicated to you via a supplement dated December 9, 2016 and February 7, 2017 to the Series Fund’s prospectus, Aberdeen replaced Massachusetts Financial Services Company as the Portfolio’s sub-adviser effective March 24, 2017. Mason Street Advisors will continue to serve as the Portfolio’s investment adviser.

I encourage you to read the attached Information Statement, which provides information about Aberdeen and the New Sub-Advisory Agreement, and discusses the factors that the Board considered in approving the New Sub-Advisory Agreement. The Information Statement does not require any action by you. Its purpose is to provide you with information about the new sub-adviser for the Portfolio.

Sincerely,

KATE M. FLEMING

President

Northwestern Mutual Series Fund, Inc.

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NORTHWESTERN MUTUAL SERIES FUND, INC.

Emerging Markets Equity Portfolio

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

INFORMATION STATEMENT

June 16, 2017

The Board of Directors (“Board” or “Directors”) of the Northwestern Mutual Series Fund, Inc. (“Series Fund”) recently approved a new Investment Sub-Advisory Agreement (“New Sub-Advisory Agreement”) for the Emerging Markets Equity Portfolio (“Portfolio”) between Mason Street Advisors, LLC, in its capacity as investment adviser to the Portfolio (the “Adviser” or “Mason Street Advisors”) and Aberdeen Asset Managers Limited (“Aberdeen” or “Sub-Adviser”), effective March 24, 2017. This Information Statement explains why the Directors determined to replace Massachusetts Financial Services Company (“MFS”) as the sub-adviser for the Portfolio and approve the New Sub-Advisory Agreement with Aberdeen on behalf of the Portfolio, as well as describes generally the terms of the New Sub-Advisory Agreement.

These changes were approved by the Board without shareholder approval, pursuant to the terms of an Exemptive Order issued by the Securities and Exchange Commission (“SEC”) to the Series Fund and the Adviser.

On or about June 16, 2017, an Important Notice of Internet Availability of Information Statement (the “Notice”) was first sent to contract owners with an allocation to the Portfolio as of March 31, 2017 (record date). This Information Statement is being provided to contract owners in lieu of a proxy statement pursuant to the terms of the Exemptive Order. As stated in the Notice, this Information Statement will be made available at www.nmseriesfund.com under the heading “Additional Documents” on or about June 16, 2017, and will remain available until October 1, 2017. A paper or e-mail copy of this Information Statement may be obtained, without charge, by calling 1-888-455-2232.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

Series Fund

The Series Fund is a mutual fund that offers its shares in 27 separate investment portfolios, one of which is the Portfolio. All of the outstanding shares of the Series Fund are held by The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”) through its separate investment accounts (either directly or indirectly through one or more underlying portfolios of the Series Fund operating as a fund of funds) used for funding its variable annuity contracts and variable life insurance policies. Although you are not a shareholder of the Series Fund, all or part of the net considerations or premiums and accumulated amounts under your variable annuity contract or variable life insurance policy are invested in shares of the Series Fund through NML Variable Annuity Account A, NML Variable Annuity Account B, NML Variable Annuity Account C, Northwestern Mutual Variable Life Account or Northwestern Mutual Variable Life Account II. You are receiving this Information Statement because you have directed Northwestern Mutual to allocate all or a portion of your investment to the Portfolio as of March 31, 2017.

Adviser

Mason Street Advisors serves as the investment adviser to the Portfolio pursuant to an Amended and Restated Advisory Agreement between the Series Fund and Mason Street Advisors dated April 30, 2012 (“Advisory Agreement”). The Advisory Agreement permits Mason Street Advisors to employ one or more sub-advisers for the purpose of providing investment management services for any or each of the Series Fund’s portfolios, including the Portfolio. Under the Advisory Agreement, Mason Street Advisors, among other things, monitors and evaluates the performance of sub-advisers to the Series Fund’s portfolios on an ongoing basis. Factors it considers are, among others: the qualifications of a sub-adviser’s investment personnel, its investment philosophy and process, and its long-term performance results. Mason Street Advisors also recommends the termination or replacement of a sub-adviser when deemed appropriate.

Board Action Pursuant to Exemptive Order

Pursuant to an Exemptive Order issued to Mason Street Advisors and the Series Fund by the SEC, Mason Street Advisors is permitted to hire, terminate or replace sub-advisers to the Series Fund’s portfolios, and to modify material terms and conditions of sub-advisory agreements relating to the portfolios, without shareholder approval, subject to certain conditions and the approval of the Board. Consistent with the terms of the Exemptive Order, at a meeting of the Board held on November 30, 2016, the Directors, including a majority of the Directors who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended) of the Series Fund or Mason Street Advisors (“Independent Directors”), appointed Aberdeen to serve as the sub-adviser for the Portfolio, replacing the current sub-advisor effective March 24, 2017, and approved the New Sub-Advisory Agreement.

The Series Fund and Mason Street Advisors have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within 90 days of the date a newly hired sub-adviser begins providing services, the affected shareholders will be furnished this Information Statement, which contains information about Aberdeen, the New Sub-Advisory Agreement, and other information.

SUB-ADVISORY AGREEMENT

At a meeting of the Board held November 30, 2016, the Directors determined to replace Massachusetts Financial Services Company (“MFS”) as sub-adviser for the Portfolio. In determining to replace MFS as the sub-adviser, the Directors considered the Portfolio’s underperformance, focusing particularly on the long-term performance results. The Directors expressed dissatisfaction with the Portfolio’s longer-term performance returns. The Directors also considered concerns identified by Mason Street Advisors with respect to the execution of the investment process as applied by the MFS portfolio managers to the Portfolio. The Directors also considered the loss of assets under management in the emerging markets mandate for MFS and the fact that the Series Fund had become the sole institutional emerging markets client served by MFS in a sub-advisory capacity. Based upon the foregoing considerations, which were discussed at the November 30, 2016 meeting as well as at prior Board meetings, the Directors concluded that it was appropriate to identify and hire a new sub-adviser for the Portfolio.

At the same meeting, the Directors, including the Independent Directors, unanimously approved the Investment Sub-Advisory Agreement between Mason Street Advisors and Aberdeen relating to the Portfolio. The Board’s decision was reached after extensive research and qualitative and quantitative analysis of numerous candidate firms and their respective organizational structures, investment processes and long-term performance records. The rationale for the Board’s approval, and the terms of the New Sub-Advisory Agreement, are described below. Information about Aberdeen is located in the “MANAGEMENT” section.

Board Consideration of the New Sub-Advisory Agreement

In determining whether to approve the New Sub-Advisory Agreement on behalf of the Portfolio, the Directors requested and received detailed information from Mason Street Advisors and Aberdeen to assist them in their evaluation, including information compiled by certain independent providers of evaluative data. The Independent Directors also received a memorandum from their counsel advising them of their responsibilities in connection with the approval of the New Sub-Advisory Agreement, and had an opportunity to review with their counsel the legal standards governing the review of the New Sub-Advisory Agreement, including how these standards should be applied to the review of information relating to the sub-advisers under the Series Fund’s manager of managers structure. In addition, during the course of their deliberations, the Independent Directors had the opportunity to meet privately without representatives of Mason Street Advisors and Aberdeen present, and were represented throughout the process by legal counsel to the Independent Directors.

The material factors and conclusions that formed the basis for the Board’s determination to approve the New Sub-Advisory Agreement include those discussed below. In addition to the information provided to them in anticipation of and at the August 2016 and November 2016 Board meetings, the Directors considered the in-person presentation of Aberdeen at a meeting of the Investment Oversight Committee of the Board held on November 29, 2016, and Aberdeen’s responses to the Directors’ questions during the meeting. The in-person presentation with Aberdeen and the other candidates considered by the Board were the culmination of an extensive process that began a number of months earlier with the creation of a significant universe of qualified prospects. Over the course of several meetings the Directors narrowed down the list of candidates to four finalists for the mandate. The screening criteria used to select the potential candidates for the mandate was extensive. The analysis facilitated the Board’s review of the substantial amount of material that was garnered from Mason Street Advisors’ due diligence review of the detailed information provided by the candidates. Among other factors, the Board considered details of each candidate’s investment performance and risk/return profiles over various time periods, peer group ratings and rankings, representative holdings, key points of differentiation and competitive advantages, portfolio characteristics, mandate assets under management, investment personnel, process and strategies, proposed sub-advisory fees and breakpoints, the impact on Mason Street Advisors’ profitability, and other operational and enterprise issues. Also available for the Directors’ consideration was Portfolio information regularly provided at Board meetings, including net expense ratio information and certain comparative peer group data.

Also considered were reports received from Mason Street Advisors regarding its due diligence visits with each candidate, including Aberdeen. The due diligence reports were based on the candidates’ responses to the requests for proposals as well as interviews with compliance and/or legal representatives of each candidate. The reports included information about each candidate’s compliance structure, compliance policies and procedures, brokerage practices and use of soft dollars, trading policies and procedures, codes of ethics and proxy voting procedures, recent SEC exams, pricing practices, derivatives practices (to the extent applicable), information about material business relationships with Northwestern Mutual, if any, and other matters. The Directors also had available for consideration each candidate’s responses to the investment, compliance and operations sections of the requests for proposals. In addition to written materials, the Directors considered in-person interviews with each candidate to have been of particular assistance in gaining an understanding of the candidates’ investment philosophies, portfolio construction processes and day to day management of the Portfolio. No one particular factor was identified as controlling, but rather it was a combination of all the factors and conclusions that formed the basis for the determinations made by the Board.

Nature, Extent and Quality of Services. The Directors evaluated the nature, scope, extent and quality of services to be provided by Aberdeen with respect to the Portfolio. The Directors considered the information developed from the extensive process utilized to identify potential sub-advisers for the Portfolio, as well as the observations and analysis provided by Mason Street Advisors. The Directors also considered the breadth and depth of experience of Aberdeen in managing accounts, including accounts for other mutual funds, using similar investment strategies. The Directors’ consideration included information about Aberdeen’s organization and ownership structure, and the tenure, experience and performance of the firm’s investment management team. The Directors also considered the resources available to Aberdeen provided by certain personnel employed by foreign affiliates. In addition, the Directors considered the in-person presentation by Aberdeen, including the firm’s description of its investment process.

In particular, the Directors put considerable weight on the fact that Aberdeen had strong risk-adjusted performance. The Directors considered Mason Street Advisors’ positive assessment of Aberdeen, based upon the strength and consistency of the investment processes in place at the firm. The Directors discussed Aberdeen’s capacity in its emerging markets mandate, noting favorably Aberdeen’s approach to managing capacity and expressing confidence in Aberdeen’s ability to continue to manage capacity effectively in future periods. The Directors noted favorably the benefits derived from the uniform training policy developed by Aberdeen, which is administered across all employee levels.

The Directors considered the different investment approaches utilized by each candidate, and the positive and negative considerations of each. The Directors also took into consideration the suitability of each candidate’s respective mandate with respect to Northwestern Mutual’s variable products. Finally, the Directors took into consideration Aberdeen’s general reputation and the resources available to be committed in managing the Portfolio. Based on their review of these factors and other factors deemed relevant, the Board concluded that they were satisfied with the nature, extent and quality of the services to be provided by Aberdeen with respect to the Portfolio, and the resources to be committed by Aberdeen in providing such services.

Investment Performance. As a newly appointed sub-adviser, the Directors could not consider Aberdeen’s investment performance in managing the Portfolio as a factor in evaluating the New Sub-Advisory Agreement, but did consider Aberdeen’s performance record for a composite of other accounts, including mutual fund accounts, with investment objectives, investment policies and strategies substantially similar to the Portfolio. The Directors considered performance returns (including performance analytics reports evaluating, among other things, standard deviation, information ratio and tracking errors) for these similar accounts for both short- and long-term periods. The Directors also evaluated the similar accounts’ relative performance versus the appropriate index and considered independent Morningstar rankings and ratings of the candidates to provide an objective comparative benchmark against which they could assess the experience and ability of the candidates in managing similar accounts. The Directors also took into consideration information presented regarding the composition of portfolios managed by the candidates in a similar mandate, including (as applicable) sector and industry weightings, number of holdings, portfolio turnover, country exposure, total firm ownership, and top ten holdings percentage, among other things.

Based on these and other factors deemed relevant, the Board concluded that they were satisfied with the experience and capabilities of Aberdeen and the personnel to be associated with the management of the Portfolio.

Management Fees and Other Expenses. In evaluating the management fees paid by the Portfolio, the Directors considered the contractual fees and applicable breakpoints paid by the Portfolio under the Advisory Agreement between Mason Street Advisors and the Series Fund with respect to the Portfolio. The Directors also considered the sub-advisory fees and applicable breakpoints to be paid by Mason Street Advisors to Aberdeen out of its management fee. The directors also separately considered the proposed allocation between Mason Street Advisors and Aberdeen of the respective Portfolio’s investment advisory fee (i.e., the amount of the advisory fee retained by Mason Street Advisors relative to that paid to Aberdeen as a sub-advisory fee). They determined that the allocation was reasonable in light of the nature, scope and quality of services to be provided and was the product of an arm’s length negotiation between Mason Street Advisors and Aberdeen.

The Directors considered the existing structure, size, and total operating expenses of the Portfolio. They also considered the existing expense limitation agreement in place for the Portfolio as well as the advisory fee waiver arrangement that was in place.

In evaluating Aberdeen’s proposed fees, the Directors considered information relating to amounts Aberdeen charged under other advisory contracts involving a similar investment mandate. As part of this review, the Board considered that an affiliate of Aberdeen had been engaged to sub-advise certain assets associated with a Northwestern Mutual Group Annuity Separate Account advised by an affiliate of Mason Street Advisors, although the Directors determined that the engagement was not directly comparable and therefore not particularly relevant in assessing the fees charged by Aberdeen for the Portfolio.

Based on their review of the management and other expenses, comparative data and other factors deemed relevant by the Directors, the Board concluded that the management fees, proposed sub-advisory fees and total operating expenses of the Portfolio were reasonable in relation to the nature, scope and quality of the services to be provided and the experience of Aberdeen.

Costs and Profitability. The Directors considered Mason Street Advisors’ pricing methodology for its services as investment adviser for the products of which the Portfolio is an investment option. Also considered was the financial condition of Mason Street Advisors and information concerning Mason Street Advisors’ costs and profitability with respect to its relationship with the Portfolio in general as well as in light of the sub-advisory fees negotiated with Aberdeen. Mason Street Advisors provided comparative information regarding the proposed sub-advisory fees of each of the candidates, and projections regarding Mason Street Advisors’ advisory fee spread. Mason Street Advisors also provided a profitability analysis for the Portfolio based on certain assumptions and metrics. In connection with its review of the profitability of Mason Street Advisors’ services to the Portfolio, the Directors also considered services provided by affiliates of Mason Street Advisors.

The Directors recognized that there are limitations inherent in allocating costs and calculating profitability for an organization such as Mason Street Advisors, and that it is difficult to make comparisons of profitability among investment advisers and clients because comparative information is not generally publicly available and, when available, such information has been developed using a variety of assumptions and other factors. Based on their review of the profitability analysis for the Portfolio, the Board concluded that they were satisfied that Mason Street Advisors’ level of profitability from its relationship with the Portfolio was not excessive.

Economies of Scale. The Directors considered whether the Portfolio’s expense structure permitted economies of scale to be shared with the Portfolio’s investors. They also took into consideration the total assets and expense ratios of the Portfolio. The Directors considered the breakpoints contained in the management fee schedules for the Portfolio, as well as the breakpoints contained in the proposed sub-advisory fee schedules negotiated with the candidates for the Portfolio, and the extent to which the Portfolio may benefit from economies of scale through those breakpoints. The Directors also considered the expense limitation and fee waiver agreements in place for the Portfolio. Based on this information, the Board concluded that the Portfolio’s fee structure reflected appropriate economies of scale between the Portfolio and Mason Street Advisors.

Other Information. The Directors were presented with other information intended to assist them in their consideration of the approval of the New Sub-Advisory Agreement, including information regarding Aberdeen’s risk management structure, any pending or recent litigation or regulatory actions to which Aberdeen or its affiliates may have been a party, and responses to those actions. The Directors also received information regarding business continuity and portfolio manager compensation.

Conclusions of the Directors. Based on a consideration of all information deemed relevant in its totality, the Board, including the Independent Directors, and assisted by the advice of legal counsel independent of Mason Street Advisors, in the exercise of its business judgment concluded that it was in the best interest of the Portfolio to approve the New Sub-Advisory Agreement between Mason Street Advisors and Aberdeen.

Description of the New Sub-Advisory Agreement

Under the terms of the New Sub-Advisory Agreement, Aberdeen shall, subject to the supervision and oversight of the Board and the Adviser, supervise, manage and direct the investment of the Portfolio’s assets in accordance with the Portfolio’s investment objectives, policies and restrictions as stated in the Series Fund’s prospectus and statement of additional information, and with such further guidelines as the Adviser may communicate from time to time, conduct a continual program of evaluation, investment, sale and reinvestment of the Portfolio’s assets by determining the securities and other investments that will be purchased and sold, when transactions will be executed, and what portion of the Portfolio’s assets will be invested or remain uninvested. Aberdeen will also perform certain other administrative and compliance related functions in connection with the management of the Portfolio, including the maintenance of records relating to its services and the provision of periodic reports to the Adviser and the Board. The terms of the New Sub-Advisory Agreement, other than the rate of compensation paid by the Adviser to Aberdeen and certain updated provisions addressing reporting obligations, indemnification, and cybersecurity and disaster recovery responsibilities, are substantially similar to the sub-advisory agreement that was in effect between MFS and the Adviser relating to the Portfolio.

The New Sub-Advisory Agreement provides for Aberdeen to be compensated based on the average daily net assets of the Portfolio at the following rates: 0.70% on the first $250 million in assets, 0.65% on the next $250 million, 0.60% on the next $500 million and 0.55% on assets over $1 billion. Aberdeen is compensated from the fees that the Adviser receives from the Portfolio. Aberdeen generally will pay all expenses it incurs in connection with its activities under the New Sub-Advisory Agreement. There will be no increase in the advisory fees paid by the Portfolio to the Adviser as a consequence of the addition of Aberdeen and the implementation of the New Sub-Advisory Agreement.

The New Sub-Advisory Agreement was approved for an initial term of two years. Thereafter, a continuance will require the annual approval of the Board, including the Independent Directors. The New Sub-Advisory Agreement may be terminated at any time, without payment of penalty by (i) the vote of a majority of the Board or the vote of the majority of the outstanding voting securities of the Portfolio; (ii) the Adviser, upon 60 days’ prior written notice; or (iii) Aberdeen, upon not less than 90 days’ written notice to the Portfolio and the Adviser. The New Sub-Advisory Agreement will terminate automatically in the event of its assignment, except as otherwise provided by applicable law or the Exemptive Order, or upon the termination of the Advisory Agreement.

The New Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard of its obligation and duties thereunder, Aberdeen will not be liable for any act or omission in connection with its activities as sub-adviser to the Portfolio.

MANAGEMENT

Mason Street Advisors

The investment adviser for the Portfolio is Mason Street Advisors, LLC, a wholly owned subsidiary of Northwestern Mutual. Mason Street Advisors’ address is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Northwestern Mutual shares the same address. In addition to the Series Fund, Mason Street Advisors provides advisory and related services to Northwestern Mutual and certain of its affiliates, including The Northwestern Mutual Foundation. As of March 31, 2017, Mason Street Advisors had over $27.8 billion in assets under management.

Pursuant to the Advisory Agreement, subject to the supervision of the Board, Mason Street Advisors manages the investment and reinvestment of the assets of the Series Fund’s portfolios and determines the composition of the assets of the portfolios, including the purchase, retention or sales of the securities and cash contained in the portfolios. In so doing, the Adviser may hire one or more sub-advisers to carry out the investment program of the Series Fund. The Adviser also administers the Series Fund’s corporate affairs. Pursuant to the Advisory Agreement, the Adviser has agreed to assume: (i) expenses incurred by it in connection with managing the investment advisory and administrative operations of the Series Fund (such as office space, facilities and equipment); (ii) fees and expenses of the personnel of the Adviser and the Series Fund (except compensation, fees and expenses of the Independent Directors and the compensation, benefits and expenses of the Series Fund’s chief compliance officer and his or her compliance staff that relate to fund compliance functions); (iii) fees of the sub-advisers appointed by the Adviser; and (iv) expenses the Adviser otherwise agrees to assume pursuant to the advisory fee waiver agreement with the Series Fund discussed below.

For services to the Portfolio, the Portfolio pays the Adviser a fee based on the average daily net assets of the Portfolio at the following rates: 1.14% on the first $250 million of the Portfolio’s average net assets, 1.08% on the next $250 million of assets, 0.96% on the next $500 million and 0.78% on assets over $1 billion. The Adviser has entered into a written agreement to waive a portion of its management fee such that the fee is 1.01% on the Portfolio’s first $250 million of average net assets, 0.93% on the next $250 million, 0.91% on the next $500 million and 0.78% on average net assets over $1 billion. The Adviser has also entered into a written expense limitation agreement under which it has agreed to limit total expenses of the Portfolio (excluding taxes, brokerage, other investment-related costs, interest and dividend expenses and charges, acquired fund fees and expenses, and such non-recurring and extra ordinary expenses as may arise) to an annual rate of 1.50% of the Portfolio’s average net assets until April 30, 2018. Both the fee waiver and expense limitation agreements may be terminated by the Adviser at any time after April 30, 2018. After giving effect to the advisory fee waiver and expense limitiation agreements, the Adviser received advisory fees of $4,934,791 from the Portfolio for the fiscal year ended December 31, 2016.

The Advisory Agreement provides that the Adviser will not be liable for any act or omission or any loss suffered by the Portfolio in connection with the matters to which the Advisory Agreement relates, except for a loss resulting from the Adviser’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties under the Advisory Agreement. The Advisory Agreement will continue in effect only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act of 1940, as amended. The Advisory Agreement may be terminated at any time without payment of penalty by: (i) a vote of the Board or by the vote of a majority of the voting securities of any portfolio, upon 60 days’ written notice to the Adviser; or (ii) the Adviser, upon 90 days’ written notice to the Series Fund. The Advisory Agreement will terminate automatically upon its assignment.

The Advisory Agreement was last approved by the Board, including a majority of the Independent Directors, on February 22, 2017. The beneficial shareholders of the Series Fund last approved the Advisory Agreement on April 17, 2012.

The following chart lists the names and principal occupations of the directors and principal executive officers of Mason Street Advisors. The address for each, as it relates to that person’s position with Mason Street Advisors, is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Name	Position with Adviser	Principal Occupation
John E. Bentley	Director	Vice President, Investment Strategy of Northwestern Mutual
Chris M. Bauer	Director	Retired
Kate M. Fleming	Director and President	President of Mason Street Advisors and President of Northwestern Mutual Series Fund, Inc.
Lesli H. McLinden	Secretary	Assistant General Counsel of Northwestern Mutual
Randy M. Pavlick	Chief Compliance Officer	Chief Compliance Officer of Mason Street Advisors and Northwestern Mutual Series Fund, Inc.

Certain officers of the Series Fund serve in the capacity of director, officer and/or employee of the Adviser. The following chart lists these individuals and their positions with the Series Fund and the Adviser. The address of each officer of the Series Fund listed is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Name	Position with Series Fund	Position with Adviser
Kate M. Fleming	President	Director and President
Daniel J. Meehan	Vice President – Investments	Vice President
Steve A. Warren	Vice President – Investments	Employee
Joesph A. Travia	Vice President – Investments	Employee
Lesli H. McLinden	Secretary	Secretary
Randy M. Pavlick	Chief Compliance Officer	Chief Compliance Officer

Aberdeen Asset Managers Limited

Aberdeen Asset Managers Limited (“Aberdeen”), Bow Bells House, 1 Bread Street, London, England, EC4M9HH, serves as sub-advisor to the Portfolio under the New Sub-Advisory Agreement. As of March 31, 2017, Aberdeen’s assets under management were approximately $385 billion.

The following chart lists the names and principal occupations of the directors and principal executive officers of Aberdeen. The address for each, as it relates to that person’s position with Aberdeen, is Bow Bells House, 1 Bread Street, London, England, EC4M9HH.

Name	Position with Sub-Adviser	Principal Occupation
Andrew Laing	Director	Deputy Chief Executive
Andrew McCaffery	Director	Global Head of Alternatives
Brad Crombie	Director	Global Head of Fixed Income
Christian Pittard	Director	Group Head of Product Opportunities
Gary Marshall	Director	Group Head of Product
Jeremy Whitley	Director	Head of UK and European Equities
Jonathan Loukes	Director	Deputy Finance Director
Rod MacRae	Director	Group Head of Risk
Russell Chaplin	Director	Chief Investment Officer - Property

Aberdeen provides investment advisory services to the comparable funds listed below, each of which has investment objectives and strategies similar to those of the Portfolio.

While the investment objectives and strategies of the funds listed below may be similar to those of the Portfolio, the nature of services provided by Aberdeen and resources utilized in connection with the delivery of these services may be different. For example, in providing sub-advisory services to the Portfolio, Aberdeen employs the resources of certain of its affiliates. Aberdeen and its affiliates have entered into a memorandum of understanding/personnel sharing procedures pursuant to which investment professionals from Aberdeen’s affiliates may provide portfolio management and research services to the Portfolio, as associated persons of Aberdeen. No additional remuneration is paid by the Portfolio for services provided to the Portfolio by Aberdeen affiliates in reliance on the terms of the memorandum of understanding/personnel sharing arrangements procedures referenced above. For certain funds listed below, Aberdeen may serve as one of multiple contracted Aberdeen entities providing services to the relevant fund and may therefore perform a more limited set of services and assume fewer responsibilities for such fund than for the Portfolio.

Comparable Fund	Advisory/Sub-Advisory Fee	Assets Managed as of March 31, 2017
Aberdeen Emerging Markets Fund[1]

Before fee waivers and reimbursements, the adviser, an affiliate of Aberdeen, is entitled to receive 0.90% of the average daily net assets of the fund.[2] Aberdeen is entitled to 45% of the advisory fee received by the adviser, after fee waivers and expense reimbursements.[3]

$8,320.94 million[4]
Thrivent Partner Emerging Markets Equity Fund[1]

0.85% of the first $50 million of average daily net assets managed by Aberdeen; 0.72% of the next $50 million of average daily net assets managed by Aberdeen; and 0.68% of all of average daily net assets managed by Aberdeen in excess of $100 million. [5]

$ 12.6 million
Thrivent Partner Emerging Markets Equity Portfolio[1]

0.85% of the first $50 million of average daily net assets managed by Aberdeen; 0.72% of the next $50 million of average daily net assets managed by Aberdeen; and 0.68% of all of average daily net assets managed by Aberdeen in excess of $100 million. [5]

$ 66.8 million
Met/Aberdeen Emerging Markets Equity Portfolio[1]

0.70% of the first $250 million of average daily net assets managed by Aberdeen; 0.60% of the next $250 million of average daily net assets managed by Aberdeen; 0.55% of the next $500 million of average daily net assets managed by Aberdeen; and 0.50% of all of average daily net assets managed by Aberdeen in excess of $1 billion.

$ 1.44 billion

1 Aberdeen serves as a sub-adviser primarily providing portfolio management services for which it has subcontracted with and is overseen by another investment adviser.

2 Aberdeen’s affiliate Aberdeen Asset Management Inc. (“AAMI”) serves as investment adviser to the Aberdeen Emerging Markets Fund. AAMI is entitled to receive 0.90% of the average daily net assets of the fund. AAMI and Aberdeen Funds (the “Trust”), on behalf of the Aberdeen Emerging Markets Fund, have entered into a written contract limiting operating expenses to 1.10% for all classes of the fund. This contractual limitation may not be terminated before February 28, 2018 without the approval of the Trustees of the Trust who are not interested persons, as such term is defined in the Investment Company Act of 1940, as amended. This limit excludes certain expenses, including any taxes, interest, brokerage fees, short-sale dividend expenses, Acquired Fund (as such term is defined in Form N-1A) fees and expenses, Rule 12b-1 fees, administrative services fees, transfer agent out-of-pocket expenses for Class A Shares, Class R Shares, Class T Shares and Institutional Service Class Shares and extraordinary expenses. The Trust is authorized to reimburse AAMI for management fees previously limited and/or for expenses previously paid by AAMI, provided, however, that any reimbursements must be paid at a date not more than three years after the date when AAMI limited the fees or reimbursed the expenses and the reimbursements do not cause a Class to exceed the lesser of the applicable expense limitation in the contract at the time the fees were limited or expenses are paid or the applicable expense limitation in effect at the time the expenses are being recouped by AAMI.

3 Aberdeen and another affiliate, Aberdeen Asset Management Asia Limited (“AAMAL”), each serves as a sub-adviser to the fund for which Aberdeen and AAMAL are each entitled to 0.45% of the advisory fee received by AAMI, after fee waivers and expense reimbursements by AAMI.

4 Figure represents all of the assets of the fund managed by Aberdeen and its affiliates.

5 In addition to the Thrivent Partner Emerging Markets Equity Fund and Thrivent Partner Emerging Markets Equity Portfolio, Aberdeen serves as sub-adviser of a portion of the assets of each of the Thrivent Partner Worldwide Allocation Fund and Thrivent Partner Worldwide Allocation Portfolio. For purposes of calculating the sub-advisory fees, the value of the average daily net assets of each of the four funds that are subject to Aberdeen’s discretion are aggregated.

SHARES OUTSTANDING AND OWNERSHIP OF SHARES

All of the outstanding shares of the Portfolio are owned by Northwestern Mutual. Northwestern Mutual holds title to these shares for its separate investment accounts (either directly or indirectly through one or more underlying Series Fund portfolios operating as an affiliated fund of funds) used for funding variable annuity contracts and variable life insurance policies. The following table shows the allocation of shares of the Portfolio among the separate investment accounts and the underlying Series Fund portfolios as of March 31, 2017.

NML Variable Annuity Account A	46,595,420	shares	7.6%
NML Variable Annuity Account B	496,985,055	shares	81.1%
NML Variable Annuity Account C	1,783,301	shares	0.3%
Northwestern Mutual Variable Life Account	47,698,921	shares	7.8%
Northwestern Mutual Variable Life Account II	11,198,320	shares	1.8%
Balanced Portfolio	6,142,515	shares	1.0%
Asset Allocation Portfolio	2,757,354	shares	0.4%

Total	613,160,886	shares	100%

The amount beneficially owned by the Directors and officers as a group is less than 1% of the Portfolio.

AFFILIATED BROKERAGE TRANSACTIONS

The Portfolio did not make any payments to an affiliated broker for the fiscal year ended December 31, 2016.

DISTRIBUTION

The Series Fund has no principal underwriter or distributor. The Series Fund sells its shares directly to Northwestern Mutual’s insurance company separate accounts to fund variable annuity and variable life insurance products issued by Northwestern Mutual.

OTHER INFORMATION

Annual and Semi-Annual Reports

Free copies of the Series Fund’s current annual and semi-annual reports may be obtained by writing to Northwestern Mutual, 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or calling the following toll-free telephone number: 1-888-455-2232.

Shareholder Proposals

The Series Fund is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Series Fund must be received by the Series Fund within a reasonable time before the Series Fund’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The Series Fund will not incur expenses in connection with this Information Statement. Mason Street Advisors and/or an affiliate will pay the expenses, including the printing, distribution, legal fees and out-of-pocket expenses.

Householding

Only one copy of the Notice may be delivered to multiple contract owners with an allocation to the Portfolio sharing the same address, unless Northwestern Mutual has received contrary instructions. Additional copies of the Notice may be requested by contacting Northwestern Mutual at 1-888-455-2232 or 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Contract owners with an allocation to the Portfolio sharing an address who received a single copy of the Notice and who wish to receive separate copies of future notices, or contract owners sharing an address that received separate copies of the Notice and who wish to receive a single copy of future notices, can make the request by contacting Northwestern Mutual at the same address and telephone number.

Northwestern Mutual Series Fund, Inc.

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Emerging Markets Equity Portfolio

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This Notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Emerging Markets Equity Portfolio (the “Portfolio”) of Northwestern Mutual Series Fund, Inc. (the “Series Fund”). The Series Fund is not soliciting proxy or consent authority, but is furnishing the Information Statement pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. We encourage you to access and review all of the important information contained in the Information Statement.

As the owner of a variable annuity contract or variable life insurance policy with assets invested in the Portfolio as of March 31, 2017 (record date), the Information Statement is available for you to view. The Information Statement details the recent hiring of a new sub-adviser for the Portfolio. Specifically, the Board of Directors of the Series Fund (the “Board”) determined to replace Massachusetts Financial Services Company as the sub-adviser to the Portfolio and approved the selection of Aberdeen Asset Managers Limited to serve as the sub-adviser to the Series Fund’s Emerging Markets Equity Portfolio. This change became effective on March 24, 2017. Mason Street Advisors, LLC (“Mason Street Advisors”), the Series Fund’s investment adviser, will continue to serve as the Portfolio’s investment adviser.

Mason Street Advisors and the Series Fund have received an exemptive order from the U.S. Securities and Exchange Commission that allows Mason Street Advisors to hire, terminate or replace sub-advisers to the Portfolios without shareholder approval, subject to certain conditions and Board approval (the “Manager of Managers Order”). The Manager of Managers Order requires that an Information Statement be provided to you.

By sending you this Notice, Mason Street Advisors and the Series Fund are making the Information Statement available to you online in lieu of mailing you a copy. The full Information Statement will be available on the following website until October 1, 2017: www.nmseriesfund.com. You can access, view and print the Information Statement by clicking on the direct link to the Information Statement that appears at the bottom of the webpage under the heading “Additional Documents.” A paper or e-mail copy of the Information Statement may be obtained, without charge, by calling 1-888-455-2232.

If you want to receive a paper or e-mail copy of the Information Statement, you must request a copy by following the instructions above.

There is no charge to you for requesting a copy.